Exhibit 99.4

Contact:

Larry Hill

Acting President and Chief Operating Officer

Trimeris, Inc.

(919) 419-6050

TRIMERIS ANNOUNCES MANAGEMENT CHANGES

            Dr. Dani P. Bolognesi, Chief Executive Officer and Chief Scientific Officer to retire on March 16, 2007
            Mr. Robert Bonczek, Chief Financial Officer and General Counsel to retire effective April 30, 2007
            Mr. E. Lawrence Hill, Jr. appointed Acting President and Chief Operating Officer
            Conference call to be held at 5:00 P.M. today

MORRISVILLE, N.C. - March 15, 2007 - Trimeris, Inc. (Nasdaq: TRMS) today announced that effective March 16, 2007, Dr. Dani P. Bolognesi, Chief Executive Officer and Chief Scientific Officer of Trimeris will retire from his executive duties at the company. Dr. Bolognesi will remain a member of the Board of Directors until the next annual meeting of Trimeris stockholders, after which he will be a scientific consultant to Trimeris through October, 2008. In addition, Mr. Robert Bonczek, Chief Financial Officer and General Counsel will retire effective April 30, 2007.

Mr. E. Lawrence Hill, Jr. has been appointed Acting President and Chief Operating Officer by the Board of Directors effective March 15, 2007. Mr Hill was formerly C.E.O. of Deltagen, Inc. from 2003-2005. He is currently President of Hickey & Hill, Inc, a management services firm.

Conference Call

Trimeris will host a live conference call to discuss these changes, as well as its fourth quarter 2006 financial results at 5:00 p.m. Eastern Time, today. To access the live call, please dial (800) 399-8403 (U.S.) or (706) 634-6565 (international). The conference ID number is 2199754. Telephone replay is available approximately two hours after the call through 11:59 p.m. Eastern Time, March 29, 2007. To access the replay, please call (800) 642-1687 (U.S.) or (706) 645-9291 (international), and conference ID number is 2199754. The information provided on the teleconference is only accurate at the time of the conference call, and Trimeris will take no responsibility for providing updated information. Live audio of the conference call will be simultaneously broadcast over the Internet and will be available to members of the news media, investors and the general public. The webcast can be accessed by going to Trimeris' website, www.trimeris.com.

About Trimeris, Inc.

Trimeris, Inc. (Nasdaq: TRMS) is a biopharmaceutical company engaged in the discovery, development and commercialization of novel therapeutic agents for the treatment of viral disease. The core technology platform of fusion inhibition is based on blocking viral entry into host cells. FUZEON, approved in the U.S., Canada and European Union, is the first in a new class of anti-HIV drugs called fusion inhibitors. Trimeris is developing FUZEON and future generations of peptide fusion inhibitors in collaboration with F. Hoffmann-La Roche Ltd. For more information about Trimeris, please visit the Company's website at http://www.trimeris.com.

Trimeris Safe Harbor Statement
This document and any attachments may contain forward-looking information about the Company's financial results and business prospects that involve substantial risks and uncertainties. These statements can be identified by the fact that they use words such as "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning. Among the factors that could cause actual results to differ materially are the following: there is uncertainty regarding the success of research and development activities, regulatory authorizations and product commercializations; we are dependent on third parties for the sale, marketing and distribution of our drug candidates; the results of our previous clinical trials are not necessarily indicative of future clinical trials; and our drug candidates are based upon novel technology, are difficult and expensive to manufacture and may cause unexpected side effects. For a detailed description of these factors, see Trimeris' Form 10-K filed with the Securities and Exchange Commission on March 10, 2006 and its periodic reports filed with the SEC.